UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2006
International Game Technology
(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9295 Prototype Drive, Reno, Nevada 89521

(Address of principal executive offices) (Zip Code)
(775) 448-7777

(Registrant’s telephone number, including area code)
not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On July 14, 2006, International Game Technology announced that as of July 18, 2006, the market price condition for convertibility of its Zero-Coupon Convertible Debentures due January 29, 2033 (the “Debentures”), will have been satisfied with respect to the conversion period beginning on July 18, 2006 and ending on October 13, 2006 (the “Conversion Period”). During the Conversion Period, holders of the Debentures issued by the Company pursuant to that certain Indenture dated as of January 29, 2003 (the “Old Debentures”), will be able to convert their Old Debentures into shares of IGT common stock at the rate of 21.1704 shares of IGT common stock for each Debenture ($1,000 principal amount at maturity). Additionally, during the Conversion Period, holders of the Debentures issued by the Company in its recent exchange offer pursuant to that certain Indenture dated as of April 4, 2006 (the “New Debentures”), will be able to convert their New Debentures into an amount in cash equal to the lesser of (i) the accreted value of the New Debentures on the applicable conversion date or (ii) the product of 21.1704 times the average closing price of IGT common stock during the ten trading day period beginning on the second trading day following the conversion date (the “Reference Period”); and a number of shares equal to the sum of the Daily Share Amounts (as defined in the Indenture governing the New Debentures) for each of the ten consecutive trading days in the Reference Period.
There is currently $969.7 million in aggregate principal amount of the Debentures outstanding. It is not presently possible to predict the amount of the Debentures, if any, that may be converted, and as a result the Company is not presently able to determine the amount of cash that it may be required to pay to holders electing to convert their Debentures or the number of shares of the Company’s common stock that it will be required to issue upon any such conversions. Any determination regarding the convertibility of the Debentures during future periods will be made in accordance with the terms of the respective Indentures governing such Debentures.
The full text of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1 Press Release, dated July 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY, INC.

Date: July 17, 2006	By:	/s/ Maureen T. Mullarkey

Maureen T. Mullarkey
Executive Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated July 14, 2006